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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  DECEMBER 12, 1995



                            CLIFFS DRILLING COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


                0-16703                                   76-0248934
       (Commission File Number)             (I.R.S. Employer Identification No.)


     1200 Smith Street, Suite 300
            Houston, Texas                                   77002
(Address of Principal Executive Offices)                  (Zip Code)


                                 (713) 651-9426
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



                       (EXHIBIT INDEX LOCATED ON PAGE 4)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On December 14, 1995, the Company was advised that it will be paid $14.6 million by its insurance underwriters for damages to the jackup drilling rig MARQUETTE resulting from an earthquake in Lake Maracaibo, Venezuela in May, 1994. The Company will not repair the rig, but plans to dispose of the salvage. The Company expects to record a net gain after taxes of approximately $1.6 million related to this incident. A copy of the related press release is attached hereto as Exhibit 99.1.


ITEM 5.  OTHER EVENTS.

$2.3125 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK REDEMPTION

On December 19, 1995, the Company announced that all of the 1,150,000 issued and outstanding shares of the Company's $2.3125 Convertible Exchangeable Preferred Stock, no par value ("Preferred Stock"), will be redeemed by the Company on January 17, 1996 (the "Redemption Date"), for cash in the amount of $25.69 per share plus $0.218403 per share in accrued and unpaid dividends thereon through the Redemption Date. A copy of the Notice of Redemption dated December 20, 1995 is attached hereto as Exhibit 99.2.

Holders of shares of Preferred Stock may elect to convert any or all of such shares of Preferred Stock into fully paid and nonassessable shares of Common Stock, $0.01 par value ("Common Stock"), of the Company, at any time prior to the close of business on the Redemption Date, at the rate of 1.89394 shares of Common Stock for each full share of Preferred Stock. No payment or adjustment shall be made upon any conversion of any share of Preferred Stock on account of any dividends on the shares surrendered for conversion, and the holder will lose any right to payment of dividends on the shares surrendered for conversion. No fractional shares of Common Stock will be issued upon conversion but, in lieu thereof, an appropriate amount will be paid in cash by the Company based upon the reported last sales price for the shares of Common Stock on the date of conversion. The right of holders of Preferred Stock to convert shares of Preferred Stock into Common Stock will terminate at the close of business on the Redemption Date.


JACKUP RIG LANGLEY BAREBOAT CHARTER

On December 12, 1995, the Company announced that the jackup rig LANGLEY has been bareboat chartered to Sedco Forex International, Inc. ("Sedco") for a five-year term for use as a mobile offshore production unit offshore Nigeria. The rig will be mobilized to Nigeria in midyear 1996 following modifications. This contract is expected to generate annual earnings of approximately $0.20 per share after taxes during the term of the charter. Sedco has an option to purchase the rig at the end of the contract. A copy of the related press release is attached hereto as Exhibit 99.3.





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                                   SIGNATURES


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                             CLIFFS DRILLING COMPANY


Date:     December 22, 1995                  By:  /s/ Edward A. Guthrie
          ------------------                     --------------------------
                                                      Edward A. Guthrie
                                                   Vice President - Finance


Date:     December 22, 1995                  By: /s/  Cindy B. Taylor
          ------------------                     ---------------------------
                                                      Cindy B. Taylor
                                                   Corporate Controller



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                                 EXHIBIT INDEX




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99.1             Press Release Dated December 14, 1995


99.2             Notice of Redemption Dated December 20, 1995


99.3             Press Release Dated December 12, 1995
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